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EX-11 Statement re: computation of earnings per share


LOSS PER SHARE

Computation of loss per share
(in thousands, except per share data)

                                                Six Months Ended June 30,
                                                    2000            1999
                                                ------------   -------------

Loss from continuing operations                 $     50,290  $      31,151
                                                ============  =============
Net loss attributable to common stockholders    $     62,426  $      58,274
                                                ============  =============
Weighted average shares of common stock
outstanding used in computing basic and
diluted net loss per share attributable
to common stockholders                                29,691         14,656
                                                ============  =============

Basic and diluted net loss per share
attributable to common stockholders             $      (2.10) $       (3.74)
                                                ============  =============

Shares of common stock used in computing
pro forma basic and diluted net loss per share                       18,295
                                                              =============

Pro forma basic and diluted net loss per share                $       (2.60)
                                                              =============

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